PARTNERS FIRST CREDIT CARD MASTER TRUST

  $528,000,000 Class A Series 1998-3 Floating Rate Asset Backed Securities


                              TERMS AGREEMENT


                                                       Dated: June 22, 1998

To:     Partners First Holdings, LLC
        900 Elkridge Landing Road
        Suite 300
        Linthicum, Maryland  21090

        Partners First Receivables Funding, LLC
        900 Elkridge Landing Road
        Suite 301
        Linthicum, Maryland  21090

Re:     Underwriting Agreement dated June 22, 1998

Ladies and Gentlemen:

              We (the "Representative") understand that Partners First Receivables Funding, LLC, a Delaware limited liability company (the "Company"), proposes to cause $528,000,000 of Class A Series 1998-3 Floating Rate Asset Backed Securities (the "Securities") to be issued by Partners First Credit Card Master Trust. This Terms Agreement (this "Agreement") is a "Terms Agreement" within the meaning of the Underwriting Agreement dated June 22, 1998 (the "Underwriting Agreement"), among you and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative, which is hereby incorporated by reference herein. Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the Securities.

Underwriters: The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Securities:


                  Initial Invested       Interest Rate           Price to
Class             Amount                 Or Formula              Public(1)
------            -----------------      -------------           ----------

Class A           $528,000,000           LIBOR plus 0.13%           100%

 -----------------
 (1)    Plus accrued interest, if any, at the applicable rate from June
        26, 1998.

Distribution Dates: August 17, 1998 and the 15th day of each calendar month thereafter (or if such 15th day is not a business day, the next succeeding business day).

Security Ratings:

AAA by Standard & Poor's
AAA by Moody's Investors Service, Inc.
AAA by Fitch IBCA, Inc.

Credit Enhancement: Class B Securities, Collateral Interest and Class D
Securities

Trustee:  The Bank of New York

Pooling and Servicing Agreement: Amended and Restated Pooling and Servicing Agreement, dated as of June 26, 1998, among Partners First Receivables Funding, LLC, as Transferor, Partners First Holdings, LLC, as Servicer, and The Bank of New York, as Trustee.

Supplement: Series 1998-3 Supplement, dated as of June 26, 1998, among Partners First Receivables Funding, LLC, as Transferor, Partners First Holdings, LLC, as Servicer, and The Bank of New York, as Trustee.

Purchase Price: The purchase price payable by the Underwriters for the Securities covered by this Agreement will be the following percentage of the initial invested amount to be issued:

               Per Security: 99.70%

Registration Statement:  Registration Nos. 333-29495 and 333-29495-01

Underwriting Commissions, Concessions and Discounts: The Underwriters' discount, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial invested amount of the Securities, shall be as follows:


        Underwriting            Selling
        Discount                Concessions        Reallowance
        ------------            -----------        ------------
           0.30%                 0.18%                0.11%


Closing Date:  June 26, 1998, 10:00 a.m., New York City time

Location of Closing: Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third
                     Avenue, New York, New York 10022

Payment for the Securities: Wire transfer of same day funds

Blue Sky Fees: Up to $15,000

Opinion Modifications:  None

Other Securities Being Offered Concurrently: Class B Series 1998-3 Floating Rate Asset Backed Securities in the initial invested amount of $113,000,000; Class A Series 1998-2 Floating Rate Asset Backed Securities in the initial invested amount of $528,000,000; and Class B Series 1998-2 Floating Rate Asset Backed Securities in the initial invested amount of $113,000,000. Additionally, Collateral Interests and Class D Securities of Series 1998-2 and Series 1998-3 are being issued concurrently but not offered publicly.

Other Conditions to Closing Under Section 6(k): Merrill Lynch, Pierce, Fenner & Smith Incorporated shall have received payment in full of all amounts due and owing to it as holder of the Series 1998-1 Securities, which shall be paid and cancelled concurrently with the issuance of the Series 1998-2 Securities and the Series 1998-3 Securities.

Currency:      U.S. Dollars

Redemption Provisions:  None

Listing Requirement:    None

Reimbursement of Expenses:   None

Other Terms and Conditions:  None


               THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE
PERFORMED IN SAID STATE.

              If the foregoing is in accordance with your understanding of the agreement among the Underwriters, the Company and Holdings, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein, the Company and Holdings in accordance with its terms and the terms of the Underwriting Agreement.


                             Very truly yours,

                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED


                             By: /s/  Peter Cerwin
                                 __________________________
                             Acting on behalf of themselves and the other
                             named Underwriters


Confirmed and accepted as of
the date first above written:

PARTNERS FIRST HOLDINGS, LLC


By:  /s/  Terence F. Browne
     __________________________
Name:  Terence F. Browne
Title: Secretary

PARTNERS FIRST RECEIVABLES FUNDING, LLC


By:   /s/  Mark J. Norwicz
      __________________________
Name:  Mark J. Norwicz
Title: Treasurer



                                                      Class A Series 1998-3


                                 SCHEDULE I

                                UNDERWRITERS


$528,000,000 Initial Invested Amount of Class A Series 1998-3 Floating Rate Asset Backed Securities


Underwriters                            Initial Invested Amount of Securities

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated                         $105,600,000
BancBoston Securities Inc.                                 105,600,000
Credit Suisse First Boston Corporation                     105,600,000
Nesbitt Burns Securities Inc.                              105,600,000
Salomon Brothers Inc                                       105,600,000
                                                           -----------
                          TOTAL                           $528,000,000